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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of the 12th day of February, 2002, by and between CARDINAL FINANCIAL CORPORATION, a Virginia corporation with its principal offices at 10555 Main Street, Fairfax, Virginia 22030 ("Company"), and Bernard H. Clineburg ("Clineburg"), an individual residing at 2707 North Wakefield Street, Arlington, VA 22207.

                              W I T N E S S E T H:

     WHEREAS, Cardinal Financial Corporation is a bank holding company; and

     WHEREAS, Clineburg has been retained to provide services in an executive capacity for the Company, and the parties desire to memorialize the terms and conditions of Clineburg's continuing employment.

     NOW, THEREFORE, in consideration of the promises and obligations of the Company and Clineburg under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                               SCOPE OF EMPLOYMENT

     1.1.  Title and Scope of Employment. Clineburg shall be employed as Vice
           -----------------------------
Chairman, President and Chief Executive Officer of the Company as of the effective date of this Agreement. Clineburg shall also hold the titles and serve in the capacity of Chairman of the Company's Executive Committee, Member or Chair of all CFC Board Committees except the Audit Committee, and the Director or Chair of all CFC subsidiary boards.

     1.2.  Duties and Responsibilities. As Vice Chairman, President and Chief
           ---------------------------
Executive Officer of the Company, Clineburg will be responsible for the supervision of all operations and the development of recommendations to the board of directors of the company ("Company Board") of plans and policies for the Company.

     During the term of his employment, Clineburg is required to devote his full time, attention and efforts, with undivided loyalty, to the business of the Company and the affiliates and shall use his best efforts to promote their interests.

     1.3.  Effective Date and Term. The commencement date of this Agreement
           -----------------------
shall be as of the date of this Agreement ("Commencement Date"). The term of Clineburg's employment hereunder shall be three years and shall be automatically extended from day to day so that on any day the remaining term shall be three years, provided that in no event shall the term be extended beyond ten years from the Commencement Date.

     1.4.  Other Affairs. Clineburg may engage in charitable and community
           -------------
affairs and manage his personal investments, and, subject to the approval of the Board, Clineburg may also serve as a member of the board of directors of other organizations; provided that such activities are not inconsistent with the purposes of the Company and do not unreasonably interfere with the performance of his duties or responsibilities as set forth in this Agreement.

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                                    ARTICLE 2
                            COMPENSATION AND BENEFITS

     2.1.  Salary. The Company agrees to pay Clineburg, for services rendered
           ------
hereunder, salary at the annual rate of TWO HUNDRED THOUSAND DOLLARS ($200,000.00). Such salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under the provisions of law. Clineburg's salary may not be adjusted downward at any time during the term of the Agreement without his express consent. Clineburg's salary may be adjusted upward annually at the discretion of the Company Board, based upon its assessment of Clineburg's performance and the Company's financial circumstances.

     In addition to his salary, Clineburg will be eligible to receive bonuses at the discretion of the Board, in cash or in stock, or both, and Director's fees and any retainers for service on the Board. It is the Company's intention that bonuses will be based on attainment of performance objectives established in the discretion of the Company Board, or may be subjective, depending upon the financial circumstances of the Company.

     2.2   General Expenses. Clineburg is expected from time to time to incur
           ----------------
reasonable and necessary expenses for promoting the business of the Company, including expenses for travel, entertainment, and other activities associated with Clineburg's duties. Reasonable and necessary expenses incurred by Clineburg in connection with the performance of his duties hereunder will be reimbursed in the amount of such expenses.

     2.3   Benefits. Except as otherwise provided in this Agreement, Clineburg
           --------
will be entitled to participate in any and all employee benefit plans, medical insurance plans, retirement plans, bonus incentive plans, and other fringe benefit programs or benefit plans from time to time in effect for senior executive and managerial employees of the Company. Such participation shall be subject to the terms of the applicable plan documents and generally applied policies of the Company. This includes eligibility to participate in the Company's qualified retirement plans as permitted by the terms of such plans. Specific benefits that Clineburg is eligible to receive include:

     (i) Medical Insurance. So long as the Company provides health and dental insurance, Clineburg (and his eligible family members) shall have the opportunity to participate in the same manner and on the same terms as other officers and employees of the Company.

     (ii) Long-term disability. The Company shall pay Clineburg's full premiums for long-term disability insurance coverage, providing a disability benefit of up to 67% of Clineburg's salary.

     (iii) Annual physical examination. The Company agrees to provide, at no cost to Clineburg, one annual physical examination through a doctor of Clineburg's choice.

     (iv) Life insurance. The Company shall pay Clineburg's premiums, for his purchase of a term life insurance policy providing a death benefit of $500,000 to the beneficiary of Clineburg's choice, through a carrier selected by the Company.

     (v) Automobile. The Company shall reimburse Clineburg for all automobile fuel and maintenance for his vehicle.

     (vi) Vacation. Clineburg shall be entitled to receive five weeks of vacation leave each calendar year. Clineburg shall be entitled to cumulate and carry over any unused vacation days from year to year. Clineburg shall be entitled to the same personal and sick leave as the Company Board may from time to time designate for all full-time employees of the Company.

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     (vii)  Club Dues. The Company shall pay Clineburg's Tower Club dues.

     (viii) Legal Fees. The Company will reimburse Clineburg all reasonable legal fees and costs incurred in the drafting and negotiation of this Agreement.

                                    ARTICLE 3
                              EQUITIY COMPENSATION

     3.1    Stock Option Grant. The Company intends to offer shares of the
            ------------------
Company's common stock to existing shareholders ("Rights Offering") and to the public ("Public Offering"). As of the date of the Closing of the Rights Offering, the Company shall grant to Clineburg the option to purchase 150,000 shares of the Company's common stock. To the extent permitted by law, such stock options will be Incentive Stock Options ("ISOs"). With respect to the remaining non-qualified options, Mr. Clineburg shall receive the most favorable terms and conditions permitted under any Option document, with the exception of vesting. The grant shall provide that the option to purchase 50,000 shares shall vest as of the Closing of the Rights Offering. The option to purchase the remaining 100,000 shares shall vest over a five (5) year period at the rate of 20,000 shares per year on the Anniversary date of the Closing of the Rights Offering. The strike price per share for all 150,000 shares shall be set as the price on the date of the Closing of the Rights Offering.

     The Company Board may also grant shares of the Company's stock or additional options to purchase shares of the Company's stock to Clineburg as it deems appropriate. The Company Board may further condition such grants on attainment of performance objectives established in the discretion of the Company Board.

                                    ARTICLE 4
                                   TERMINATION

     4.1.   Termination by the Company.
            --------------------------

     General. The Company shall have the right to terminate this Agreement, with
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or without cause, by at least a two-thirds vote of the Company's Board, at any time during the term of this Agreement by giving written notice to Clineburg. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date thirty (30) days following the date of the notice of termination itself, except there shall be no thirty (30) day notice if the Company terminates Clineburg for Cause.

     (a)    Cause Defined. For purposes of this Article 4, "cause" shall mean
            -------------                                    -----
any felony conviction of Clineburg; or any proven illegal drug use

     4.2.   Termination by Operation of Law.
            -------------------------------

     (i) If a notice served pursuant to the Federal Deposit Insurance Act or the Virginia Banking Act suspends or temporarily prohibits Clineburg from participating in the conduct of the Company's affairs, the Company's prospective obligations under this Agreement shall be suspended as of the date of service of such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay Clineburg all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended. The vested rights of the parties shall not be affected.

     (ii) If an order issued under the Federal Deposit Insurance Act or the Virginia Banking Act removes or permanently prohibits Clineburg from participating in the conduct of the Company's affairs, all

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obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     (iii) If a final order of a court of competent jurisdiction removes or permanently prohibits Clineburg from participating in the conduct of the Company's affairs, all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     4.3.   Termination by Death or Disability of the Employee.
            --------------------------------------------------

     (a)    General. In the event of Clineburg's death during the term of this
            -------
Agreement, all obligations of the parties hereunder shall terminate immediately, except as set forth in 4.5 (a).

     (b)    Disability. If Clineburg is unable to perform his duties hereunder,
            ----------
with or without any reasonable accommodation (if such accommodation is legally required), due to mental, physical or other disability (as defined in the Company's then-current disability policy or policies for Clineburg) for a period of ninety (90) consecutive days in any 180-day period, as determined in good faith by the Company Board, this Agreement may be terminated by the Company, at its option, by written notice to Clineburg, effective on the termination date specified in such notice, provided that such termination date shall not be a date prior to the date of the notice of termination itself. In the event of termination because of disability, Mr. Clineburg shall be entitled to collect all compensation earned prior to termination, have all reasonable expenses reimbursed and shall be entitled to any disability or other benefits as his policy or policies shall permit.

     4.4.   Termination by Clineburg. Clineburg may terminate this Agreement at
            ------------------------
any time, with or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than, thirty (30) days after the date of the notice.

     4.5.   Effect of Expiration or Termination.
            -----------------------------------

     (a)    General. In the event this Agreement expires or is terminated for
            -------
cause or because of the death of Clineburg, then both parties' obligations hereunder shall immediately cease (including any right to compensation and benefits under Articles 2 and 3), except that: (i) Clineburg or his estate or personal representative shall be entitled to receive the current Salary owed him through the effective date of such expiration or termination; and (ii) the Company will pay, or reimburse, Clineburg's reasonable and necessary business expenses incurred prior to the date this Agreement expires or terminates.

     (b)    Treatment of Performance Bonus. Notwithstanding the above, Clineburg
            ------------------------------
shall receive any Performance Bonus he has earned for the period at issue.

     (c)    Severance Payment. In the event the Agreement is terminated without
            -----------------
cause by the Company for a reason other than Clineburg's death, disability, or Change in Control, the Company shall pay to Clineburg within 30 days of the date of termination, a lump sum payment equal to the amount of one year's annual salary, plus the average of his bonuses paid in each calendar year prior to the year in which he was terminated.

     4.6    (a)  Change in Control.  In the event a Terminating Event occurs
                 -----------------
after a Change in Control or Ownership, all obligations of the Company under this Agreement shall terminate as of the effective date of Clineburg's termination, except that the Company shall pay to Clineburg an aggregate amount equal to 2.99 times Clineburg's average compensation (including without limitation Base Salary, bonuses, stock options, directors' fees and retainers) over the most recent five calendar year period of Clineburg's employment with the Company prior to the termination ("the Severance Payment"). The

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Severance Payment shall be paid to Clineburg in a lump sum within thirty (30)
days of Clineburg's effective date of termination of employment. The Severance Payment under this provision is the exclusive benefit available to Clineburg as the result of termination without cause by the Company for a reason other than Clineburg's death or disability, and in lieu of, and not in addition to, any payment or compensation payable under any other provision of this Agreement.

     (b) For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Corporation securities having 40% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Company's directors other than a result of an issuance of securities initiated by the Company, or open market purchases approved by the Company Board, as long as the majority of the Company Board approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events cease to constitute a majority of the Company Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events. Notwithstanding anything to the contrary in this Agreement, the Rights Offering and the Public Offering, defined hereinabove, shall not constitute a Change of Control. A "terminating Event" is defined as the date Clineburg gives notice to the successor of the Change in Control of his intent to exercise his rights under this Agreement relating to the Change in Control. Clineburg shall give notice no later than One (1) year following the Change of Control.

     (c)   Limitation of Severance Payments.
           --------------------------------

     (i) If any payment received or to be received by Clineburg in connection with an event described in Section 280G(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code") (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (or its affiliates), any Person whose actions result in a Change in Control or Ownership of the Company or any Person affiliated with the Company or such Person (together with the Severance Payment, the "Total Payments") would not be deductible by the Company in full as a result of Section 280G of the Code, the Severance Payment or other parachute payments or both shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the Severance Payment is reduced to zero, whichever occurs first.

     (ii) In the event a dispute develops between the Company and Clineburg as to the manner of calculating the amount of the Severance Payment payable to Clineburg pursuant to this provision, the Severance Payment shall be calculated by the Company's independent certified public accountants and, if desired, by Clineburg's choice of accountant, selected by outside legal counsel, whose joint determination shall be binding on the parties hereto. In the event the Company and Clineburg are still unable to agree, the parties' representatives (financial) shall designate a third party, whose expense shall be borne equally by the parties, and whose determination shall be final and binding.

     (iii) As a result of the possible uncertainty in the application of Section 280G of the Code at the time of the initial determination of any amount payable hereunder or as a result of the uncertainties of this Agreement as they may be affected by other compensation plans, programs, or agreements of the Company, it is possible that payments made under this Agreement will have been made by the Company which should not have been made (an "Overpayment") or that additional payments could have been made which were not made (an "Underpayment"), consistent in each case with subparagraph 5.5 (a) above. In the event that a payment or other benefit is due to Clineburg under this Agreement or any other plan, program or agreement of the Company and such payment or benefits results in an Overpayment, as determined by the same

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process set forth in 5.5(b)(ii), such Overpayment shall be treated for all purposes as a loan to Clineburg which he shall repay to the Company, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. In the event that the Company, based on the assertion of a deficiency by the Internal Revenue Service against the Company or Clineburg the Company's certified public accountants or outside legal counsel believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated as a loan to Clineburg which he shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided however, that no amount shall be payable by the Clineburg to the Company if and to the extent that such payment would not reduce both the amount which is subject to taxation under Section 4999 of the Code and the deduction denied under Section 280G of the Code. In the event that the joint determination by the Company's independent certified public accountants and Clineburg's designated accountant by his outside legal counsel, based on controlling precedent, is that an Underpayment has occurred, such Underpayment shall be paid promptly by the Company to or for the benefit of Clineburg, together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

     (iv) In the event of any review, challenge or proceeding, by or involving any state or federal government authority or agency respecting the payments under this Article 4, the Company shall be solely responsible for all attorney's fees, costs, penalties, fines, taxes and interest assessed in connection with any proceeding, regardless of the ultimate finding or conclusion of the agency.

     4.7. Cooperation. Following any termination, Clineburg shall fully
          -----------
cooperate with the Company in all matters related to the handing over and transitioning of his pending work to other employees of the Company as may be designated by the Company's Board.

     4.8. Stock Options. In the event of termination, for any reason except by
          -------------
the Company for Cause, all Clineburg's options shall immediately vest, and Clineburg shall be entitled, for a 90-day period after the date of termination, to exercise the options granted to him to purchase shares of the Company's common stock. With respect to all non-qualified options, Mr. Clineburg shall have the maximum time allowed under the Plan in which to exercise such options.

                                    ARTICLE 5
           CONFIDENTIALITY, NON-DISCLOSURE AND COVENANT NOT TO COMPETE

     5.1. Confidentiality/Nondisclosure. Clineburg covenants and agrees that any
          -----------------------------
and all confidential information concerning the customers, businesses and services of the Company of which he has knowledge or access as a result of his association with the Company in any capacity, shall not, without the proper written consent of the Company, be directly or indirectly used, disseminated, disclosed or published by Clineburg to third parties other than in connection with the usual conduct of the business of the Company. The term "confidential information" shall expressly include, but shall not be limited to, information concerning the Company's trade secrets, business operations, business records, customer lists or other customer information, financial information, business plans and opportunities (such as lending relationships, financial product developments or possible acquisitions or dispositions of businesses or facilities) that have been discussed or considered by the management of the Company. "Confidential information" does not include any information that has become lawfully part of the public domain, in accordance with this Agreement.

     5.2. Covenant Not to Compete. During the term of this Agreement and
          -----------------------
throughout any further period that he is an officer or employee of the Company, and for a period of one year from and after the date that Clineburg is no longer employed by the Company, or for a period of one year from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Clineburg, whichever is later, Clineburg covenants and agrees that he will not, directly or indirectly, either as a principal or employee: (i) engage in a Competitive Business anywhere within a ten (10) mile radius of any office operated by the Company on the date Clineburg's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Company to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Company or its affiliates. As used in this Agreement, the term "Competitive Business" means all banking and financial products and services that are substantially similar to those offered by the Company on the date that the Clineburg's employment terminates. Merchant Banking is explicitly excluded from the definition of "Competitive Business."

         5.3.  Injunctive, Relief, Damages. Etc. Clineburg agrees that given the
               --------------------------------
nature of the positions held by Clineburg with the Company, that each and every one of the covenants and restrictions set forth in this Article 5 are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Company in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Clineburg of any of the provisions of Article 5 that monetary damages alone will not adequately compensate the Company for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1.  Severability.  The invalidity or unenforceability of any
               ------------
particular provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         6.2.  Assignment. Except as provided below, neither the rights nor
               ----------
obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

         6.3.  Notices. Any notice expressly provided for under this Agreement
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shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

                           If to the Company, to:

                           Chairman of the Board
                           Cardinal Financial Corporation
                           10555 Main Street
                           Fairfax, Virginia, 22030

                           With a copy to:

                           Mr. John H. Rust, Jr.
                           10370 Main Street P.O. Box 460
                           Fairfax, Virginia 22030

                           If to Clineburg, to:

                           Mr. Bernard H. Clineburg
                           2707 North Wakefield Street
                           Arlington, Virginia 22207

                           With a copy to:

                           Elaine Charlson Bredehoft
                           Charlson Bredehoft, P.C.
                           11260 Roger Bacon Drive, Suite 201
                           Reston, Virginia 20190

         6.4.  Governing Law. This Agreement shall be executed, construed and
               -------------
performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the Circuit Court of Fairfax, Virginia and the parties hereby agree to the exclusive jurisdiction thereof.

         6.5.  Entire Agreement:
               -----------------

         (i) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof. After the Offering and before November 1, 2002, the parties will endeavor to reach a new Agreement which shall include further compensation and benefits commensurate with such achievements, including customary perks provided to an executive in Clineburg's position, including a company automobile, SERP, success bonus, and the like.

         (ii) This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

         6.7.  Amendment and Waiver.  This Agreement may not be amended except
               --------------------
by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

         6.8.  Headings.  The section headings contained in this Agreement are
               --------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 COMPANY:
                                 CARDINAL FINANCIAL CO

                                 By:  /s/ John H. Rust, Jr.
                                     -------------------------------------
                                     John H. Rust, Jr. Chairman


                                      /s/ Bernard H. Clineburg            (SEAL)
                                     -------------------------------------
                                     Bernard H. Clineburg